Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Seadrill Limited of our report dated April 19, 2023 relating to the financial statements of Seadrill Limited (Predecessor), which appears in Seadrill Limited’s Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Watford, United Kingdom

May 12, 2023